Exhibit 23.3

TBPE REGISTERED ENGINEERING FIRM F-1580 1100 LOUISIANA SUITE 4600 HOUSTON, TEXAS 77002-5294	FAX (713) 651-0849 TELEPHONE (713) 651-9191

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the inclusion in or incorporation by reference into (1) the Registration Statement on Form S-8 (No. 333-196855) (including any amendments or supplements thereto, related appendices, and financial statements) of Memorial Resource Development Corp. (the "Registration Statement") and (2) the current report on Form 8-K (the "Current Report") of Memorial Resource Development Corp. of our report, dated February 13, 2015, with respect to our audit of estimates of proved reserves and future net revenues to the Memorial Production Partners LP interest, as of December 31, 2014. We also hereby consent to all references to our firm or such reports included in or incorporated by reference into such Registration Statement and Current Report.

/s/ Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P.

TBPE Registration No. F-1580

Houston, Texas

July 8, 2015

SUITE  600,  1015  4TH  STREET, S.W.CALGARY, ALBERTA T2R 1J4TEL (403) 262-2799FAX (403) 262-2790

621  17TH STREET, SUITE 1550DENVER, COLORADO 80293-1501TEL (303) 623-9147FAX (303) 623-4258